UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 4, 2025
Skyworks Solutions, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-05560	04-2302115
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5260 California Avenue		92617
Irvine, California
(Address of principal executive offices)		(Zip Code)

(949)	231-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.25 per share	SWKS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 4, 2025, the Board of Directors (the “Board”) of Skyworks Solutions, Inc. (the “Company”), appointed Philip G. Brace as the Chief Executive Officer and President of the Company and as a director, effective February 17, 2025 (the “Transition Date”), to succeed Liam K. Griffin who will step down from his roles as Chief Executive Officer and President of the Company as of the Transition Date. Effective February 4, 2025, the Board accepted Mr. Griffin’s offer to resign as a member of the Board, and appointed Christine King, who was serving as Lead Independent Director, to be Chairman of the Board.
Mr. Brace, age 54, served as the Executive Chairman of Inseego Corp. (“Inseego”), a developer of cloud-managed wireless network and intelligent edge solutions, from February 2024 to February 2025, and served on the board of directors of Inseego from September 2023 to February 2025. Prior to that, Mr. Brace was President and CEO of Sierra Wireless Inc., a wireless communications equipment designer, manufacturer and services provider, from July 2021 to January 2023, Executive Vice President of Veritas Technologies, a data management company, from 2019 to 2021 and President of Cloud Systems and Electronic Solutions at Seagate Technology, a data storage company, from 2015 to 2017. Mr. Brace began his career at Intel Corporation and LSI Corporation, holding various engineering and management roles. Mr. Brace is also a member of the board of directors of BlackBerry Limited, a public company. Mr. Brace served on the board of directors of Lantronix, Inc., a public company, from August 2023 to February 2025.
In connection with his appointment, the Company and Mr. Brace entered into an offer letter (the “Offer Letter”) providing for an annual base salary of $900,000 and an annual cash incentive opportunity with a target amount of 160% of base salary. The Company has agreed to grant Mr. Brace a performance share award (“New Hire PSA”) for the number of shares that is calculated by dividing $30,000,000 by the closing price of the Company’s common Stock on the last trading day immediately prior to the Transition Date (such date, the “Reference Date”). The New Hire PSA can be earned based on the level of achievement of stock price hurdles measured during the four-year performance period commencing on the second anniversary of the Transition Date and ending on the sixth anniversary of the Transition Date. The stock price hurdles will be measured against a base price that will equal the average closing price for the seven trading days following February 5, 2025. Twenty percent of the shares subject to the New Hire PSA are earned upon achievement of each of the price hurdles and vest on the one-year anniversary of the applicable price hurdle achievement date, subject to continued service on such date. The Company also agreed to grant Mr. Brace the following equity awards, constituting his equity awards for the Company’s fiscal year ending October 3, 2025 (“FY2025”): (i) an RSU award (“FY2025 RSU”) for the number of shares that is calculated by dividing $2,880,000 by the closing price of the Company’s common stock on the Reference Date, which will be subject to time-based vesting over a period of four years with such vesting deemed to have commenced on November 5, 2024 and (ii) a PSA (“FY2025 PSA”) for the number of shares that is calculated by dividing $4,320,000 by the closing price of the Company’s common stock on the Reference Date and assuming the target level of achievement for the FY2025 PSA, which may be earned upon the achievement of certain corporate performance milestones consistent with the metrics used for the annual PSAs previously granted to the Company’s other executive officers for FY2025. Depending on the level of performance achieved, the FY2025 PSA can pay out at up to 250% of target. Each of the equity awards described above will be granted outside the Company’s 2015 Second Amended and Restated Long-Term Incentive Plan, as an inducement that is material to Mr. Brace’s entry into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The Offer Letter also provides for reimbursement of certain relocation expenses incurred in an amount up to $300,000, at any time within the 24 months following the Transition Date, which shall be subject to repayment if Mr. Brace’s employment is terminated by the Company with cause or by Mr. Brace without good reason within 18 months following the payment of such reimbursement.
The Company and Mr. Brace will also enter into a Change in Control / Severance Agreement on or around the Transition Date providing that in the event that Mr. Brace’s employment with the Company is terminated by the Company without cause or by Mr. Brace for good reason (a) in connection with a change in control of the Company, Mr. Brace shall receive (i) a payment equal to two times the sum of his base salary in effect immediately prior to the change in control plus his target bonus for the fiscal year in which the change in control occurs, (ii) if Mr. Brace’s bonus for the prior fiscal year has not been paid as of the date of termination, the bonus that Mr. Brace would have received for such prior fiscal year had he remained employed by the Company on the date of payment, (iii) contributions to COBRA coverage for a period of 18 months following the termination date, and (iv) acceleration of vesting of certain outstanding equity awards and, if applicable, an extension of the time period during which Mr. Brace may exercise vested stock options or (b) not in connection with a change in control of the Company, Mr. Brace shall receive (i) a payment equal to one and a half times the sum of his base salary in effect at the time the termination occurs plus his target bonus in effect immediately prior to such termination, (ii) if Mr. Brace’s bonus for the prior fiscal year has not been paid as of the date of termination, the bonus that Mr. Brace would have received for such prior fiscal year had he remained employed by the Company on the date of payment, (iii) contributions to COBRA coverage for a period of 15 months following the termination date, and (iv) acceleration of vesting of certain outstanding equity awards and, if applicable, an extension of the time period during which Mr. Brace may exercise vested stock options.
There are no family relationships between Mr. Brace and any director or executive officer of the Company, and Mr. Brace is not party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Brace and any other persons pursuant to which Mr. Brace was selected as a director.
To help with the leadership transition, Mr. Griffin will remain employed by the Company in a non-executive role for three months after the Transition Date, at which time his employment with the Company will end. For the period of such employment, he will be paid at the same rate as his base salary immediately prior to the Transition Date. Upon his departure, Mr. Griffin will receive separation benefits in connection with a termination without cause or resignation for good reason that is unrelated to a change in control as provided for in Section 3 of the Second Amended and Restated Change in Control / Severance Agreement dated May 10, 2023 between Mr. Griffin and the Company (the “Griffin Severance Agreement”), a copy of which has been previously filed with the SEC, provided that only a prorated portion, estimated to be approximately 5,934 shares, subject to his FY2025 RSU award will vest and none of his FY2025 PSA award will vest.
Item 7.01    Regulation FD Disclosure.
On February 5, 2025, the Company issued a press release announcing the leadership succession described above. A copy of the press release is attached hereto as Exhibit 99.1.
The information contained in this Item 7.01 and in the exhibit attached hereto as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01     Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued by the Company on February 5, 2025
104	Cover Page Interactive Data File (formatted as Inline XBRL with applicable taxonomy extension information contained in Exhibit 101)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Skyworks Solutions, Inc.

February 6, 2025	By:	/s/ Robert J. Terry
	Name:	Robert J. Terry
	Title:	Senior Vice President, General Counsel and Secretary